FOR IMMEDIATE RELEASE

DEMAND MEDIA ANNOUNCES FILING OF SHELF REGISTRATION

SANTA MONICA, Calif.  August 24, 2012 – Demand Media® (NYSE: DMD) today announced that it has filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission (“SEC”).

Under the shelf registration statement, once declared effective by the SEC, Demand Media may offer and sell from time to time in the future, in one or more offerings, common stock, preferred stock, debt securities, warrants, or any combination of the foregoing, either individually or as units comprised of two or more securities. In addition, selling stockholders to be named in a prospectus supplement may, from time to time in one or more offerings, offer and sell shares of Demand Media’s common stock. Demand Media will not receive any proceeds from the sale of common stock by selling stockholders. The aggregate offering price of all securities that may be sold under the registration statement will not exceed $250,000,000.

The shelf registration statement is intended to give Demand Media additional flexibility to finance business opportunities in the future by accessing the capital markets on a timely and cost effective basis and to provide the selling stockholders additional financial liquidity. The specifics of any future offering, along with the prices and terms of any such securities offered by Demand Media and/or the selling stockholders, will be determined at the time of any such offering and will be described in detail in a prospectus supplement filed in connection with such offering.

The shelf registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the shelf registration statement becomes effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offering of the securities covered by the shelf registration statement will only be by means of a prospectus and an accompanying prospectus supplement.

About Demand Media

Demand Media, Inc. (NYSE: DMD) is a leading digital media company that informs and entertains one of the internet’s largest audiences, helps advertisers find innovative ways to engage with their customers and enables publishers to expand their online presence. Headquartered in Santa Monica, CA, Demand Media has offices in North America, South America and Europe. For more information about Demand Media, please visit www.demandmedia.com

Cautionary Information Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements involve risks and uncertainties regarding the Company's future financial performance, and are based on current expectations, estimates and projections about our industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Statements containing words such as “guidance,” “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” and “estimate” or similar expressions constitute forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Potential risks and uncertainties include, among others: changes in the methodologies of internet search engines, including ongoing algorithmic changes made by Google to its search results as well as possible future changes, and the impact such changes may have on page view growth and driving search related traffic to our owned and operated websites and the websites of our network customers; changes in our content creation and distribution platform, including the possible repurposing of content to alternate distribution channels, reduced investments in intangible assets or the sale or removal of content; our ability to successfully launch, produce and monetize new content formats; the inherent challenges of estimating the overall impact on page views and search driven traffic to our owned and operated websites based on the data available to us as internet search engines continue to make adjustments to their search algorithms; our ability to compete with new or existing competitors; our ability to maintain or increase our advertising revenue; our ability to continue to drive and grow traffic to our owned and operated websites and the websites of our network customers; our ability to effectively monetize our portfolio of content; our dependence on material agreements with a specific business partner for a significant portion of our revenue; future internal rates of return on content investment and our decision to invest in different types of content in the future, including premium video and other formats of text content; our ability to attract and retain freelance creative professionals; changes in our level of investment in media content intangibles; the effects of changes or shifts in internet marketing expenditures, including from text to video content as well as from desktop to mobile content; the effects of seasonality on traffic to our owned and operated websites and the websites of our network customers; our ability to continue to add partners to our registrar platform on competitive terms; our ability to successfully pursue and implement our gTLD initiative; changes in stock-based compensation; changes in amortization or depreciation expense due to a variety of factors; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles, and media content or other assets; changes in tax laws, our business or other factors that would impact anticipated tax benefits or expenses; our ability to successfully identify, consummate and integrate acquisitions, including integrating our recent acquisitions; our ability to retain key customers and key personnel; risks associated with litigation; the impact of governmental regulation; and the effects of discontinuing or discontinued business operations. From time to time, we may consider acquisitions or divestitures that, if consummated, could be material. Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. More information about potential risk factors that could affect our operating and financial results are contained in our annual report on Form 10-K for the fiscal year ending December 31, 2011 filed with the Securities and Exchange Commission (http://www.sec.gov) on February 24, 2012, and as such risk factors may be updated in our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.”
Furthermore, as discussed above, the Company does not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.

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Contacts
Investor Contact:
Julie MacMedan
Demand Media
(310) 917-6485
Julie.MacMedan@demandmedia.com